SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 20, 2026

iQSTEL Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	IQST	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.01 Entry into a Material Definitive Agreement.

On October 20, 2026, iQSTEL Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with M2B Funding Corp. (“M2B”) and ADI Funding LLC (“ADI,” and together with M2B, the “Purchasers”). Pursuant to the Purchase Agreement, the Company issued and sold to each Purchaser a senior secured, non-convertible promissory note in a maximum principal amount of $1,500,000 (each, a “Note,” and together, the “Notes”), for an aggregate maximum principal amount of $3,000,000. Concurrently, the Company issued to each Purchaser a pre-funded warrant to purchase 210,000 shares of the Company’s common stock (subject to adjustment) (the “Warrants”), for an aggregate of 420,000 shares, and entered into a Security Agreement (the “Security Agreement”) with the Purchasers (with M2B designated as Collateral Agent).

Each Note is funded in two tranches: (i) an initial advance of $750,000 per Purchaser (Tranche A), funded on or about October 20, 2026, and (ii) a second advance of up to $750,000 per Purchaser (Tranche B), to be funded on or before December 1, 2026, subject to the satisfaction of closing conditions and the absence of an event of default. At the initial closing, the Company paid each Purchaser a $10,000 legal fee and a $10,000 non-accountable expense fee, deducted from the Tranche A advance, resulting in net proceeds of $730,000 per Purchaser for Tranche A ($1,460,000 aggregate net proceeds). The full $750,000 per Note is deemed outstanding principal and accrues interest. No additional fees are deducted from Tranche B absent a separate agreement.

The Notes bear interest at 18% per annum (computed on a 360-day year), payable monthly in cash in arrears. Principal under each tranche is payable in four equal installments of 25% of the original funded principal of that tranche, due six, twelve, eighteen, and twenty-four months after the actual funding date of the applicable tranche. Each tranche matures twenty-four months after its funding date. The Notes are non-convertible at the election of the holders. The Company may, at its option and subject to conditions (including written agreement on a stock payment price formula, Nasdaq rules, beneficial ownership limitations, and share reservation requirements), elect to pay scheduled principal installments in shares of common stock valued at the lowest volume-weighted average price over the prior 10 trading days. Until the parties agree in writing on the stock payment price formula, principal is payable solely in cash. Interest remains payable in cash. Upon an event of default that remains uncured for the applicable period, the holders may accelerate and demand payment of 120% of the outstanding funded principal plus accrued interest and other amounts.

The obligations under the Notes are secured by a first-priority security interest in the Collateral (as defined in the Security Agreement), subject only to expressly permitted liens. M2B serves as Collateral Agent for the Secured Parties. The Security Agreement includes customary representations, covenants, events of default, and remedies, including the right of the Collateral Agent to take possession of and dispose of the Collateral upon an Event of Default.

The Warrants are exercisable at any time on or after the Grant Date (October 20, 2026) at a nominal exercise price of $0.0001 per share (subject to adjustment). The Warrants were fully earned and issued at the initial closing, regardless of whether Tranche B is funded. They include cashless exercise provisions available six months after the Grant Date if no effective registration statement is available for resale, beneficial ownership limitations (initially 4.99%, increasable to 9.99% upon 61 days’ notice), anti-dilution adjustments for stock splits, dividends, and certain dilutive issuances, and Exchange Cap protections consistent with Nasdaq rules. The Purchasers have piggyback registration rights with respect to the shares underlying the Warrants and any shares issued in satisfaction of principal under the Notes, as set forth in the Purchase Agreement.

The proceeds of the financing are intended to support the Company’s planned acquisition of a 51% controlling interest in Ultranet Telecom Group (“Ultranet”), as previously disclosed in the Company’s Current Report on Form 8-K filed on or about June 4, 2026. The Company expects to execute a definitive share purchase agreement for the Ultranet transaction in November 2026 and is targeting a closing in the middle of the first quarter of 2027, subject to customary closing conditions. The Company expects Ultranet to contribute to making the Company cash-flow positive on a consolidated basis.

The foregoing description of the Purchase Agreement, Notes, Security Agreement, Warrants, and related documents does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1 through 4.4 and 10.1 and 10.2 hereto and incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the issuance of the Warrants is incorporated by reference into this Item 3.02. The Warrants were issued in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, to accredited investors. The Company relied on the representations and warranties of the Purchasers in the Purchase Agreement in making this determination. The Warrants and the shares issuable upon exercise thereof have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

On October 26, 2026, the Company issued a press release announcing the closing of the first financing tranche described in Item 1.01 above and providing an update on the planned Ultranet acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 8.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Senior Secured Promissory Note, dated October 20, 2026, issued by iQSTEL Inc. to ADI Funding LLC.
4.2	Senior Secured Promissory Note, dated October 20, 2026, issued by iQSTEL Inc. to M2B Funding Corp.
4.3	Common Stock Purchase Pre-funded Warrant, dated October 20, 2026, issued by iQSTEL Inc. to ADI Funding LLC (210,000 shares).
4.4	Common Stock Purchase Pre-funded Warrant, dated October 20, 2026, issued by iQSTEL Inc. to M2B Funding Corp. (210,000 shares).
10.1	Securities Purchase Agreement, dated October 20, 2026, by and among iQSTEL Inc., M2B Funding Corp., and ADI Funding LLC.
10.2	Security Agreement, dated October 20, 2026, by and among iQSTEL Inc., M2B Funding Corp. (as Collateral Agent), and ADI Funding LLC.
99.1	Press Release, dated October 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias
Chief Executive Officer

Date: October 26, 2026

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